EXHIBIT 31.2

RULE 13a-14(a) CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, John F. Stapleton, certify that:

1.	I have reviewed this Amendment to Quarterly Report on Form 10-Q/A of El Capitan Precious Metals, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 22, 2014

	By:	/s/ John F. Stapleton
John F. Stapleton
Chief Financial Officer and Director